Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 Nos. 333-09305, 333-89707, 333-53746, 333-104788, 333-116660, 333-135596, and 333-166287 of Pegasystems Inc. of our report dated November 19, 2009, relating to the consolidated financial statements of Chordiant Software, Inc. which appears in Chordiant Software, Inc.’s Annual Report to Shareholders for the year ended September 30, 2009.

/s/ BDO USA LLP

San Jose, California
July 6, 2010